Exhibit 99.1

News

Analyst Contact: Dan Harrison	Analyst Contact: Ellen Konsdorf
918-588-7950	877-208-7318
Media Contact: Megan Washbourne	Media Contact: Beth Jensen
918-588-7572	402-492-3400

ONEOK and ONEOK Partners Increase Full-year 2006 Guidance;

Provide Preliminary 2007 Guidance

TULSA, Okla. – Nov. 28, 2006 — ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) increased their 2006 earnings guidance and provided their preliminary 2007 earnings guidance.

ONEOK’s updated 2006 earnings guidance is in the range of $2.60 to $2.70 per diluted share and includes a $52 million, or 28 cents per share, one-time gain on ONEOK’s share of ONEOK Partners’ sale of a 20 percent interest in Northern Border Pipeline. ONEOK’s preliminary 2007 earnings guidance is estimated to be in the range of $2.35 to $2.75 per diluted share.

ONEOK Partners’ updated 2006 earnings guidance is now estimated in the range of $4.92 to $5.02 per unit and includes a $114 million, or $1.51 per unit, one-time gain associated with the sale of a 20 percent interest in Northern Border Pipeline. Updated guidance for 2006 distributable cash flow is $363 million to $371 million, or $4.44 to $4.54 per unit.

ONEOK Partners’ preliminary 2007 earnings guidance is $3.06 to $3.46 per unit. Preliminary estimates for ONEOK Partners’ 2007 distributable cash flow are $370 million to $404 million, or $3.91 to $4.32 per unit. The average number of units outstanding for 2007 is expected to be 82.9 million, compared with 73.8 million in 2006.

Both ONEOK and ONEOK Partners preliminary 2007 guidance is based on estimates using current New York Mercantile Exchange (NYMEX) prices for natural gas and crude oil and current Oil Price Information Service (OPIS) prices for natural gas liquids. ONEOK and ONEOK Partners expect to update their 2007 guidance during the year.

“In 2007, ONEOK will benefit from the recently settled rate case in Kansas, which will increase annual rates by $52 million and contribute approximately $45 million in additional operating income,” said David Kyle, chairman, president and chief executive officer of ONEOK, Inc. and chairman and chief executive officer of ONEOK Partners. “ONEOK Partners’ 2007 guidance reflects higher interest expense, reduced margins from gathering and

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ONEOK and ONEOK Partners Increase Full-year 2006 Guidance;

Provide Preliminary 2007 Guidance

processing, and lower equity earnings from our investment in Northern Border Pipeline,” he added.

2006 UPDATED GUIDANCE FOR ONEOK, INC.

The updated segment income statement, capital expenditure forecasts and cash flow projections for 2006 are included in Attachment I. Following are the significant changes in operating income.

The operating income for ONEOK Partners is forecasted at $508 million versus a previous forecast of $498 million. For energy services, operating income is projected at $220 million versus $205 million from the previous forecast, due to greater than expected natural gas sales and optimization opportunities in the fourth quarter.

2006 UPDATED GUIDANCE FOR ONEOK PARTNERS, L.P.

The most significant change in operating income is in the gathering and processing segment where operating income is projected to be $183 million, compared with the previous estimate of $176 million. This improvement is primarily due to strong commodity prices and wider than expected gross processing spreads.

The updated segment income statement and distributable cash flow projections for 2006 are included in Attachment II.

2007 PRELIMINARY GUIDANCE FOR ONEOK, INC.

ONEOK’s operating income from its ONEOK Partners segment for 2007 is forecasted at $387 million. For 2006, revised operating income guidance of $508 million includes a $114 million pre-tax gain on the sale of a 20 percent interest in Northern Border Pipeline.

Operating income for the distribution segment for 2007 is projected at $161 million, compared with revised 2006 guidance of $120 million. The increase is due to the recently settled rate increase in Kansas, partially offset by lower margins and higher employee and operating costs in Oklahoma.

In the energy services segment, operating income for 2007 is projected at $205 million, compared with revised guidance of $220 million in 2006. The decrease is primarily due to lower estimated commodity prices and related spreads.

The ONEOK segment income statement projections for 2007 are included in Attachment III.

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ONEOK and ONEOK Partners Increase Full-year 2006 Guidance;

Provide Preliminary 2007 Guidance

2007 PRELIMINARY GUIDANCE FOR ONEOK PARTNERS, L.P.

Gathering and processing’s 2007 operating income is projected to be $164 million, compared with revised 2006 guidance of $183 million. The decrease is primarily due to lower estimated commodity prices and narrower gross processing spreads.

Natural gas liquids’ 2007 operating income is forecasted at $90 million, compared with 2006 guidance of $84 million.

Pipeline and storage’s 2007 operating income is estimated to be $100 million, compared with revised 2006 guidance of $107 million.

Interstate natural gas pipelines 2007 operating income is forecasted at $43 million, compared with 2006 guidance of $45 million.

For 2007, guidance also includes higher interest expense associated with the purchase of the assets from ONEOK in April 2006.

The ONEOK Partners segment income statement projections for 2007 are included in Attachment IV.

NON-GAAP FINANCIAL MEASURES

ONEOK Partners has disclosed in this news release forecasted EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparison with peer companies. However, these calculations may vary from company to company, so the partnership’s computations may not be comparable with those of other companies. DCF is not necessarily the same as available cash as defined in the Partnership Agreements. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. Reconciliations of forecasted EBITDA to forecasted net income, and forecasted computations of DCF for 2006 and 2007, are included in Attachments II and IV to this release.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.7 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Its general partner is ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United

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ONEOK and ONEOK Partners Increase Full-year 2006 Guidance;

Provide Preliminary 2007 Guidance

States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to: anticipated financial performance; management’s plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “plan,” “estimate,” “expect,” “forecast,” “intend,” “believe,” “projection,” “goal” or similar phrases.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•	the effects of weather and other natural phenomena on our operations, including energy sales and prices and demand for pipeline capacity;

•	competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired by us;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in commodity prices for natural gas, NGLs, electricity and crude oil;

•	the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, and authorized rates or recovery of gas and gas transportation costs;

•	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

•	risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the results of administrative proceedings and litigation, regulatory actions and receipt of expected regulatory clearances involving the OCC, KCC, Texas regulatory authorities or any other local, state or federal regulatory body, including the FERC;

•	our ability to access capital at competitive rates or on terms acceptable to us;

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ONEOK and ONEOK Partners Increase Full-year 2006 Guidance;

Provide Preliminary 2007 Guidance

•	risks associated with adequate supply to our gas gathering and processing, fractionation and pipeline facilities, including production declines which outpace new drilling;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact of the outcome of pending and future litigation;

•	the possible loss of gas distribution franchises or other adverse effects caused by the actions of municipalities;

•	the impact of unsold pipeline capacity being greater or less than expected;

•	the ability to market pipeline capacity on favorable terms, including the affects of:

•	future demand for and prices of natural gas;

•	competitive conditions in the overall natural gas and electricity markets;

•	availability of supplies of Canadian and United States natural gas;

•	availability of additional storage capacity;

•	weather conditions; and

•	competitive developments by Canadian and U.S. natural gas transmission peers;

•	orders by the FERC that are significantly different than the settlement related to Northern Border Pipeline’s November 2005 rate case;

•	our ability to successfully transfer ONEOK Partners’ operations from Omaha and Denver to Tulsa;

•	performance of contractual obligations by our customers and shippers;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	timely receipt of approval by applicable governmental entities for construction and operation of our pipeline projects and required regulatory clearances;

•	our ability to acquire all necessary rights-of-way permits and consents in a timely manner, and our ability to promptly obtain all necessary materials and supplies required for construction, and our ability to construct pipelines without labor or contractor problems;

•	our ability to promptly obtain all necessary materials and supplies required for construction of gathering, processing and transportation facilities;

•	the composition and quality of the natural gas we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting natural gas liquids;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	the impact of potential impairment charges;

•	our ability to control operating costs;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers’ or shippers’ facilities; and

•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. OKE-FG OKS-FG

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ONEOK and ONEOK Partners Increase Full-year 2006 Guidance;

Provide Preliminary 2007 Guidance

ONEOK, Inc. and Subsidiaries	Attachment I
EARNINGS GUIDANCE*

(In Millions, except per share data)	Previous 2006 Guidance	Updated 2006 Guidance	Change
Operating Income
Distribution	$122	$120	$(2)
Energy Services	205	220	15
ONEOK Partners	384	394	10
Gain on sale of assets	114	114	—
Other	3	2	(1)

Operating income	828	850	22
Other income/expense	102	103	1
Minority interest	(215)	(218)	(3)
Interest expense	(240)	(240)	—
Income taxes	(184)	(192)	(8)

Net Income	$291	$303	$12

Diluted Earnings Per Share of Common Stock	$2.55	$2.65	$0.10

Average Shares of Common Stock - Diluted	113.9	114.2	0.3

	Previous Guidance	Updated 2006 Guidance
		Q1	Q2	Q3	Q4	12 Months
Diluted Earnings Per Share of Common Stock	$2.55	$1.17	$0.65	$0.21	$0.63	$2.65

(In Millions)	Previous 2006 Guidance	Updated 2006 Guidance	Change
Capital Expenditures
Distribution	$148	$160	$12
Energy Services	—	—	—
ONEOK Partners	293	293	—
Other	3	13	10

Total Capital Expenditures	$444	$466	$22

Cash Flow from Operations before Change in Working Capital	$724	$735	$11
Less Dividends	135	135	—
Less Distributions to Minority Interests	164	165	1
Less Capital Expenditures	444	466	22

Total	$(19)	$(31)	$(12)

*	Amounts shown are midpoints of ranges provided

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ONEOK and ONEOK Partners Increase Full-year 2006 Guidance;

Provide Preliminary 2007 Guidance

ONEOK, Partners, L.P. and Subsidiaries	Attachment II
EARNINGS GUIDANCE *

	Year Ending December 31,
(In Millions, except per unit amounts)	Previous 2006 Guidance	Updated 2006 Guidance	Change
Operating Income
Gathering and Processing	$176	$183	$7
Natural Gas Liquids	84	84	—
Pipelines and Storage	105	107	2
Interstate Pipelines	45	45	—
Coal Slurry and Other	(26)	(25)	1
Gain on sale of assets	114	114	—

Operating income	498	508	10

Equity earnings from investments	94	97	3
Other income(expense)	(3)	(2)	1
Interest expense, net	(135)	(135)	—
Income taxes	(26)	(26)	—

Net Income	$428	$442	$14

Net Income	$428	$442	$14
Income allocated to ONEOK related to partial year ownership	(36)	(36)	—
Income allocated to general partner	(35)	(39)	(4)

Limited Partners’ Interest in Net Income	$357	$367	$10

Net Income Per Unit	$4.84	$4.97	$0.14

Average Units Outstanding	73.8	73.8	—

	Previous Guidance	Updated 2006 Guidance
		Q1	Q2	Q3	Q4	12 Months
Net Income Per Unit	$4.84	$0.67	$2.22	$1.04	$0.79	$4.97

	Previous 2006 Guidance	Updated 2006 Guidance	Change
Reconciliation of Net Income to EBITDA
Net Income	$428	$442	$14
Minority Interest	2	2	—
Interest expense, net	135	135	—
Depreciation and amortization	123	125	2
Income taxes	26	26	—
AFUDC	—	—	—

EBITDA	$714	$730	$16

Reconciliation of EBITDA to Distributable Cash Flow
EBITDA	$714	$730	$16
Gain on sale of assets	(114)	(114)	—
Interest expense, net	(135)	(135)	—
Maintenance capital expenditures	(59)	(63)	(4)
Equity earnings from investments	(94)	(97)	(3)
Distributions received from equity investments	118	118	—
Distributable cash flow to ONEOK for partial year ownership	(86)	(86)	—
Current income tax expense and other	14	14	—

Distributable Cash Flow	$358	$367	$9

Distributable Cash Flow per Unit	$4.39	$4.47	$0.08

*	Amounts shown are midpoints of ranges provided.

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ONEOK and ONEOK Partners Increase Full-year 2006 Guidance;

Provide Preliminary 2007 Guidance

ONEOK, Inc. and Subsidiaries	Attachment III
EARNINGS GUIDANCE*

(In Millions, except per share data)	2007 Guidance
Operating Income
Distribution	$161
Energy Services	205
ONEOK Partners	387
Gain on sale of assets	—
Other	6

Operating income	759
Other income/expense	121
Minority interest	(149)
Interest expense	(266)
Income taxes	(178)

Net Income	$287

Diluted Earnings Per Share of Common Stock	$2.55

Average Shares of Common Stock - Diluted	112.5

*	Amounts shown are midpoints of ranges provided

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ONEOK and ONEOK Partners Increase Full-year 2006 Guidance;

Provide Preliminary 2007 Guidance

ONEOK Partners, L.P. and Subsidiaries	Attachment IV
EARNINGS GUIDANCE *

(In Millions, except per unit amounts)	2007 Guidance
Operating Income
Gathering and Processing	$164
Natural Gas Liquids	90
Pipelines and Storage	100
Interstate Pipelines	43
Coal Slurry and Other	(10)

Operating income	387

Equity earnings from investments	80
Other income(expense)	2
Interest expense, net	(153)
Income taxes	(1)

Net Income	$315

Net Income	$315
Income allocated to general partner	(45)

Limited Partners’ Interest in Net Income	$270

Net Income Per Unit	$3.26

Average Units Outstanding	82.9

Updated 2007 Guidance
Reconciliation of Net Income to EBITDA
Net Income	$315
Minority Interest	—
Interest expense, net	153
Depreciation and amortization	114
Income taxes	1
AFUDC	—

EBITDA	$583

Reconciliation of EBITDA to Distributable Cash Flow
EBITDA	$583
Interest expense, net	(153)
Maintenance capital expenditures	(65)
Equity earnings from investments	(80)
Distributions received from equity investments	99
Current income tax expense and other	4

Distributable Cash Flow	$388

Distributable Cash Flow per Unit	$4.12

*	Amounts shown are midpoints of ranges provided.